Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED

INVESTMENT AGREEMENT

dated as of August 4, 2016

by and among

THE BANK OF N.T. BUTTERFIELD & SON LIMITED,

CARLYLE GLOBAL FINANCIAL SERVICES PARTNERS, L.P.

and

CGFSP COINVESTMENT L.P.

TABLE OF CONTENTS

		Page

ARTICLE I

RESERVED

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Company	1
2.2	Representations and Warranties of Purchaser	2

ARTICLE III

COVENANTS

3.1	Reserved	2
3.2	Access, Information and Confidentiality	2
3.3	Reserved	3
3.4	Reserved	3
3.5	Tax Covenants	3

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1	Reserved	4
4.2	Transfer Restrictions	4
4.3	Governance Matters	4
4.4	Legend	6
4.5	Certain Transactions	6
4.6	Indemnity	6
4.7	Reserved	9
4.8	Reserved	9
4.9	Reserved	9
4.10	Reserved	9
4.11	Reserved	9
4.12	Reserved	9

ARTICLE V

INDIVIDUAL PURCHASERS

5.1	Individual Purchasers	9

i

ARTICLE VI

MISCELLANEOUS

6.1	Survival	9
6.2	Expenses	9
6.3	Amendment; Waiver	9
6.4	Counterparts and Facsimile	10
6.5	Governing Law; Submission to Jurisdiction	10
6.6	WAIVER OF JURY TRIAL	10
6.7	Notices	10
6.8	Entire Agreement, Etc.	11
6.9	Interpretation; Other Definitions	12
6.10	Captions	13
6.11	Severability	13
6.12	No Third-Party Beneficiaries	14
6.13	Public Announcements	14
6.14	Specific Performance	14
6.15	Effectiveness and Termination	14

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	6.9(a)
Agreement	Preamble
Board of Directors	2.1
Board Representative	4.3(a)
BSX	Recitals
business day	6.9(e)
Code	6.9(f)
Common Shares	Recitals
Company	Preamble
Company Subsidiary	6.9(g)
De Minimis Claim	4.6(e)
Effective Date	6.15
Exchange Act	6.9(j)
Governance Committee	4.3(b)
Governmental Entity	6.9(h)
Indemnified Party	4.6(c)
Indemnifying Party	4.6(c)
Individual Purchaser	Preamble
Information	3.2(b)
Law	6.9(i)
Losses	4.6(a)
Original Agreement	Recitals

ii

Ownership Limit Restriction	4.2
Person	6.9(j)
PFIC	3.5(a)
Purchase Price	6.9(k)
Purchaser	Preamble
Registration Statement	Recitals
Securities Act	6.9(l)
Subsidiary	6.9(n)
Tax	6.9(o)
Taxing Authority	6.9(p)
Termination Date	6.15
Testing Quarter	3.5(e)
Threshold Amount	4.6(e)
Transfer	6.9(q)
Voting Securities	6.9(r)

iii

AMENDED AND RESTATED INVESTMENT AGREEMENT, dated as of August 4, 2016 (this “Agreement”), by and among The Bank of N.T. Butterfield & Son Limited, a body corporate incorporated under the Laws of Bermuda (the “Company”), Carlyle Global Financial Services Partners L.P., a Cayman Islands exempted limited partnership, and CGFSP Coinvestment L.P., a Cayman exempted limited partnership (each, an “Individual Purchaser” and, collectively, the “Purchaser”).

RECITALS:

A.                                    Original Agreement.  The parties hereto entered into that certain Investment Agreement dated as of March 2, 2010 (the “Original Agreement”) in connection with Purchaser’s subscription, together with certain other investors for newly issued ordinary shares, par value BD$0.01 per share, of the Company (the “Common Shares”) and certain preference shares of the Company that have since been converted to Common Shares.

B.                                    BSX Waiver.  Prior to the date of the Original Agreement, the Bermuda Stock Exchange (the “BSX”) provided written confirmation to the Company that it had waived Regulation 6.21(2) of BSX Listing Regulations Section IIA — Domestic Issuers — Main Board — Equity Securities with respect to the Investments based on a determination by the Audit Committee of the need for such waiver.

C.                                    NYSE Listing.  The Company is in the process of listing its Common Shares on the New York Stock Exchange and, contingent on the declaration of effectiveness by the Securities and Exchange Commission of the Registration Statement on Form F-1, filed on August 4, 2016 relating to the Common Shares (as amended, the “Registration Statement”), the parties hereto desire to amend and restate the Original Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree that the Original Agreement shall be amended and restated on the Effective Date as follows:

ARTICLE I

RESERVED

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1                               Representations and Warranties of the Company.  The Company represents and warrants to Purchaser, that (a) the Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Company (the “Board of Directors”) and (c) this Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

2.2                               Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Company, that (a) Purchaser has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by Purchaser’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required and (c) this Agreement has been duly and validly executed and delivered by Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

ARTICLE III

COVENANTS

3.1                               Reserved.

3.2                               Access, Information and Confidentiality.

(a)                                 From the date hereof until the date when the Common Shares held by Purchaser represent less than 5% of the outstanding Common Shares, the Company will permit Purchaser to visit and inspect, at Purchaser’s expense, the properties of the Company and the Company Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Company Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request.  Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Company Subsidiary to disclose any information to the extent (i) prohibited by applicable law or regulation, (ii) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent Purchaser provides assurances reasonably acceptable to the Company that such information shall not be used by Purchaser or its Affiliates to compete with the Company and Company Subsidiaries), or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Company Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Company Subsidiary (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply).

(b)                                 Each party to this Agreement will hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors.

3.3                               Reserved.

3.4                               Reserved.

3.5                               Tax Covenants.

(a)                                 The Company shall use commercially reasonable efforts to conduct its affairs in a manner such that it is not treated as a “passive foreign investment company” (“PFIC”) within the meaning of section 1297 of the Code, taking into account proposed Treasury regulation section 1.1296-4 (or subsequent applicable guidance).

(b)                                 The Company shall (i) determine within 30 days after the end of each taxable year whether the Company or any of its Subsidiaries was a PFIC with respect to such taxable year and (ii) notify Purchaser of such determination within such 30-day period.

(c)                                  The Company shall, upon the request of Purchaser, promptly furnish to Purchaser such information as may be requested and reasonably necessary to enable Purchaser or any of its direct or indirect owners to comply with any applicable tax reporting and withholding requirements with respect to the acquisition, ownership, or disposition of, and income attributable to, the Common Shares held by Purchaser, including reasonably necessary information relating to the status or potential status of the Company or any Subsidiary as a CFC or PFIC (including any information Purchaser may request to permit it (or any of its direct or indirect owners) to file a protective statement under Treasury regulation section 1.1295-3 with respect to the Company or any Subsidiary).

(d)                                 Commencing with the first taxable year for which the Company is determined to be a PFIC (pursuant to clause (b) above or otherwise), the Company shall, within 60 days after the end of each taxable year, furnish to Purchaser any other information and documents necessary to permit Purchaser (or any of its direct or indirect owners) to make and maintain an election to treat the Company (and any of its Subsidiaries determined to be a PFIC) as a “qualified electing fund” under section 1295 of the Code, including an annual information statement consistent with the requirements set forth in Treasury regulation section 1.1295-1.

(e)                                  Upon the request of Purchaser, the Company shall provide within 30 days after the end of each fiscal quarter (“Testing Quarter”) Purchaser with a written report (including reasonable backup information) regarding:

(1)                                 the amount of gross income and “passive income” (within the meaning of section 1297 of the Code, taking into account proposed Treasury regulation section 1.1296-4 (or subsequent application guidance)) generated by the Company; and

(2)                                 the average values of the Company’s total assets and those assets that produce passive income or are held for the production of such passive income, determined as of the end of each quarterly period during the taxable year to which such Testing Quarter belongs and otherwise in accordance with section 1297 of the Code and proposed Treasury regulation section 1.1296-4.

(f)                                   Upon the request of Purchaser, the Company shall submit a request for a ruling by the U.S. Internal Revenue Service with respect to one or more issues relating to the Company’s potential status as a PFIC.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1                               Reserved.

4.2                               Transfer Restrictions.  At no time may Purchaser Transfer any of the Common Shares in one or more transactions to any person or group if, to the knowledge of Purchaser, such person or group and their respective Affiliates would collectively own 10% or more of the outstanding voting power of the Company or 10% or more of any class of Voting Securities (the “Ownership Limit Restriction”); provided, however, that the Ownership Limit Restriction shall not apply to ordinary trades that occur on the principal securities exchange or quotation service on which the Common Shares are then listed or quoted and which trades are, to the knowledge of Purchaser, not for the purpose of changing or influencing control of the Company or in connection with or as a participant in any transaction having that purpose or effect.

4.3                               Governance Matters.  (a)  Until the date when the Common Shares held by Purchaser represent less than 10% of the outstanding Common Shares, the Board of Directors shall nominate two persons designated by Purchaser (each such person or any successor designated by Purchaser, a “Board Representative”) for election to the Board of Directors by the shareholders at each annual general meeting of the Company at which such Board Representatives are subject to re-election, subject to satisfaction of all legal requirements regarding service as a director of the Company, including the fiduciary duties of the Board of Directors and requirements regarding service as a director of the Company.  If Purchaser no longer holds the minimum number of Common Shares specified in the prior sentence, but the Common Shares held by Purchaser represent 5% or more of the outstanding Common Shares, until the date when the Common Shares held by Purchaser represent less than 5% of the outstanding Common Shares, the Board of Directors shall nominate for election to the Board of Directors by the shareholders only one Board Representative at each annual general meeting of the Company at which such Board Representative is subject to re-election, subject to satisfaction of all legal requirements regarding service as a director of the Company, including the fiduciary duties of the Board of Directors and requirements regarding service as a director of the Company, and, at the written request of the Board of Directors, Purchaser shall use all reasonable best efforts to cause its other Board Representative to resign from the Board of Directors as promptly as possible.  If Purchaser no longer holds the minimum number of Common Shares specified in the prior sentence, Purchaser will have no further rights under Sections 4.3(a) through 4.3(e) and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause all of its Board Representatives to resign from the Board of Directors as promptly as possible thereafter.

(b)                                 The Board Representatives (including any successor nominees) duly selected in accordance with Section 4.3(a) shall, subject to applicable law, including without limitation the fiduciary duties of the Board of Directors, be included in the Company’s and the Board of Directors’ governance committee’s (“Governance Committee”) slate of director nominees to serve on the Board of Directors.  The Company shall use its reasonable best efforts to have the Board Representatives elected as directors of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

(c)                                  Subject to Section 4.3(a), Purchaser shall have the power to designate the Board Representatives’ replacements upon the death, resignation, retirement, disqualification or removal from office of such directors, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company.  The Board of Directors will promptly take all action reasonably required to fill the vacancies resulting therefrom with such persons (including such persons, subject to applicable law, including the fiduciary duties of the Board of Directors, being included in the Company’s and the Governance Committee’s slate of director nominees to serve on the Board of Directors, using all reasonable best efforts to have such persons elected as directors of the Company and the Company soliciting proxies for such persons to the same extent as it does for any of its other nominees to the Board of Directors).

(d)                                 The Board Representatives shall be entitled to the same compensation, exculpation, insurance and indemnification in connection with their roles as directors as the other members of the Board of Directors, and the Board Representatives shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors.  The Company shall notify the Board Representatives of all regular and special meetings of the Board of Directors and shall notify the Board Representatives of all regular and special meetings of any committee of the Board of Directors of which the Board Representatives are members.  The Company shall provide the Board Representatives with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors (and committees thereof) concurrently as such materials are provided to the other members.

(e)                                  To the extent requested by Purchaser, the Company shall cause one Board Representative of Purchaser’s choosing to be appointed to any and all committees and subcommittees of the Board of Directors.

4.4                               Legend.  (a)  Purchaser agrees that the coding of Securities subject to this Agreement will bear a legend substantially to the following effect:

(1)                                 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(2)                                 THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN AMENDED AND RESTATED INVESTMENT AGREEMENT, DATED AS OF AUGUST 4, 2016, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b)                                 Upon request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (1) of the legend to be removed from the coding of Securities to be Transferred in accordance with the terms of this Agreement and clause (2) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement.  Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.5                               Certain Transactions.  The Company will not amalgamate, merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.6                               Indemnity.  (a)  The Company agrees to indemnify and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement or in Section 2.2(a) (Organization and Authority), (b) (Capitalization), (d) (Authorization) and (e) (Governmental Consents) of the Original Agreement (in each case as and when made), (2) the Company’s breach of agreements or covenants made by the Company in the Original Agreement or this Agreement, or (3) any action, suit, claim, proceeding or investigation by any Governmental Entity or shareholder of the Company relating to the Original Agreement or this Agreement or the transactions contemplated hereby or thereby (other than any Losses to the extent attributable to the acts, errors or omissions on the part of Purchaser or any other Indemnified Party).

(b)                                 Purchaser agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their officers, directors, partners, members and employees, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of Purchaser’s representations or warranties in this Agreement or (2) Purchaser’s breach of agreements or covenants made by Purchaser in the Original Agreement or this Agreement.

(c)                                  A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.6 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) or differing defenses that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d)                                 For purposes of the indemnity contained in Section 4.6(a)(1) and Section 4.6(b)(1), all qualifications and limitations set forth in the parties’ representations and warranties in this Agreement or the Original Agreement as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there has been any inaccuracy in or breach of any representations and warranties in the Original Agreement or this Agreement, as applicable, or in determining the amount of Losses resulting from any such inaccuracy or breach.

(e)                                  The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.6(a)(1), (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) are less than $50,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.6(a)(1) exceed 2% of the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for only the amount of such Losses in excess of the Threshold Amount.  Purchaser shall not be required to indemnify the Indemnified Parties pursuant to Section 4.6(b)(1), (A) with respect to any De Minimis Claim and (B) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.6(b)(1) exceed the Threshold Amount, in which event Purchaser shall be responsible for only the amount of such Losses in excess of the Threshold Amount.  The cumulative indemnification obligation of (1) the Company to Purchaser and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) Purchaser or (2) Purchaser to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with the) Company, in each case for inaccuracies in or breaches of representations and warranties in this Agreement or the Original Agreement, shall in no event exceed 15% of the Purchase Price.  Notwithstanding the foregoing, the limitations set forth in this paragraph 4.6(e) will not apply in relation to any Losses attributable to any inaccuracy in or breach of the representations and warranties set forth in Section 2.2(b) (Capitalization) of the Original Agreement.

(f)                                   Reserved.

(g)                                  The indemnity provided for in this Section 4.6 shall be the sole and exclusive monetary remedy of Indemnified Parties for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement or the Original Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the Original Agreement or the performance or breach hereof or thereof.

(h)                                 No investigation of the Company by Purchaser, or by the Company of Purchaser, whether prior to or after the date hereof shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.

(i)                                     Any indemnification payments pursuant to this Section 4.6 shall be treated as an adjustment to the Purchase Price for the Purchased Shares for applicable Tax purposes, unless a different treatment is required by applicable law.

4.7                               Reserved.

4.8                               Reserved

4.9                               Reserved.

4.10                        Reserved.

4.11                        Reserved.

4.12                        Reserved.

ARTICLE V

INDIVIDUAL PURCHASERS

5.1                               Individual Purchasers.  The rights of Purchaser under this Agreement shall be exercisable pro rata on the part of the Individual Purchasers based on their respective investments as set forth on Schedule I to the Original Agreement.  The obligations of each Purchaser under this Agreement shall be deemed to be allocated severally among the Individual Purchasers pro rata based on their respective investments as set forth in Schedule I to the Original Agreement.

ARTICLE VI

MISCELLANEOUS

6.1                               Survival.  Each of the representations and warranties set forth in this Agreement and Section 2.2(a), (b), (d) and (e) of the Original Agreement, will survive indefinitely.  No other representations and warranties set forth in the Original Agreement shall survive execution of this Agreement.

6.2                               Expenses.  Except as provided for in that certain letter agreement, dated as of January 26, 2010, by and among the Company, Purchaser and the Other Lead Investor, and except for stamp and other transfer taxes, charges and assessments in respect to the issuance of the Common Shares and other securities, the conversion of certain securities and the repurchase of certain securities as contemplated by the Original Agreement, which will be paid and borne by the Company, each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

6.3                               Amendment; Waiver.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.4                               Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5                               Governing Law; Submission to Jurisdiction.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.  The parties hereby agree (i) that in the event of any such action, suit or proceeding, such parties will consent and submit to personal jurisdiction in any such court described in the foregoing sentence and to service of process upon them in accordance with the rules and statutes governing service of process (it being understood that nothing in this section shall be deemed to prevent any party from seeking to remove any action to a federal court in New York, New York); (ii) to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (iii) to designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of New York; (iv) to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the City of New York, satisfactory to the Company and Purchaser, to serve in place of such agent and deliver to the other party written evidence of such substitute agent’s acceptance of such designation; (v) that as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 6.7 for communications to such party; (vi) that any service made as provided herein shall be effective and binding service in every respect; and (vii) that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by law.

6.6                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7                               Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt,

(b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, airmail postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)                                 If to Purchaser to it at:

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

Attn: Jim Burr

Telephone: (212) 813-4727

Fax: (212) 813-4727

with a copy to (which copy alone shall not constitute notice):

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attn:  James B. Carlson and Reb D. Wheeler
Telephone:  (212) 506-2500
Fax:  (212) 262-1910

(b)                                 If to the Company to:

The Bank of N.T. Butterfield & Son Limited

65 Front Street

Hamilton, HM 12

Bermuda
Attn:  General Counsel

Telephone: (441) 278-5808

Fax: (441) 295-1220

with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn: Edward J. Lee
Telephone: (212) 403-1000
Fax: (212) 403-2000

6.8                               Entire Agreement, Etc.  (a) Subject to the terms hereof, including Section 6.15, this Agreement (including any exhibits, schedules and disclosure schedules delivered in connection with the Original Agreement or this Agreement) and any other agreement between the parties entered into in connection herewith constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that Purchaser may assign its rights and obligations under this Agreement to any transferee who is (i) an Affiliate of Purchaser under common control with Purchaser’s ultimate parent, general partner or investment advisor, (ii) a limited partner or shareholder of Purchaser, or (iii) a Person that shares a common investment adviser with Purchaser, but in each case only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchaser”); provided, further, that no such assignment shall relieve Purchaser of its obligations hereunder.

6.9                               Interpretation; Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  In addition, the following terms are ascribed the following meanings:

(a)                                 the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b)                                 the word “or” is not exclusive;

(c)                                  the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(d)                                 the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e)                                  “business day” means any day other than a Saturday, a Sunday or any day on which the banking institutions in the City of New York, New York or Hamilton, Bermuda are authorized or required by Law or executive order to be closed;

(f)                                   “Code” means the U.S. Internal Revenue Code of 1986, as amended;

(g)                                  “Company Subsidiary” means any Subsidiary of the Company;

(h)                                 “Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality, or any applicable industry self-regulatory organizations;

(i)                                     “Law” means any statute, law, ordinance, rule or regulation (domestic or foreign) issued, promulgated or entered into by or with any Governmental Entity;

(j)                                    “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group (as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(k)                                 “Purchase Price” means the amount specified for such Individual Purchaser on Schedule I to the Original Agreement;

(l)                                     “Securities Act” means the Securities Act of 1933, as amended;

(m)                             Reserved;

(n)                                 “Subsidiary” means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (i) the issued and outstanding shares or capital stock or other securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares or capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (iii) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries;

(o)                                 “Tax” means any and all federal, state, local, foreign or other taxes of any kind, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax and penalties applicable thereto imposed by a Taxing Authority;

(p)                                 “Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity;

(q)                                 “Transfer” means to transfer, sell, pledge or otherwise dispose of;

(r)                                    “Voting Securities” means at any time securities of the Company that are then entitled to vote generally in the election of directors; and

(s)                                   capitalized terms used herein that are not defined shall have the meanings set forth in the Original Agreement.

6.10                        Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11                        Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12                        No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Section 4.6 shall inure to the benefit of the persons referred to in that Section.

6.13                        Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures and any other required disclosures with respect to this Agreement, the Original Agreement and any of the transactions contemplated by this Agreement and the Original Agreement, and neither the Company nor Purchaser will make any such news release or public disclosure or any other required disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

6.14                        Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.15                        Effectiveness and Termination.  This Agreement shall become effective upon the declaration of effectiveness by the Securities and Exchange Commission of the Registration Statement (the “Effective Date”).  If the Securities and Exchange Commission does not declare the Registration Statement Effective on or prior to December 31, 2016 (the “Termination Date”), this Agreement shall be automatically terminated on such Termination Date and shall be null and void, and the Original Agreement shall remain in full force and effect in accordance with its terms.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

THE BANK OF N.T. BUTTERFIELD & SON LTD.

By:	/s/ A. Shaun Morris
	Name:	A. Shaun Morris
	Title:	General Counsel

CARLYLE GLOBAL FINANCIAL SERVICES PARTNERS, L.P.

By: TCG Financial Services, L.P., its general partner

By: Carlyle Financial Services, Ltd., its general partner

By:	/s/ James F. Burr
Name:	James F. Burr
Title:	Managing Director

CGFSP COINVESTMENT, L.P.

By: TCG Financial Services, L.P., its general partner

By: Carlyle Financial Services, Ltd., its general partner

By:	/s/ James F. Burr
Name:	James F. Burr
Title:	Managing Director